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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholders
Arkla, Inc.

     We consent to the incorporation by reference in this registration statement
on Form S-3 (File No.         ) of our reports, which include explanatory
paragraphs concerning (1) the Company being named as a defendant in a lawsuit filed by the Resolution Trust Corporation for which the ultimate outcome of the litigation cannot presently be determined and (2) the Company's changes in accounting methods for postemployment benefits and postretirement benefits, dated March 24, 1994, on our audits of the consolidated financial statements and financial statement schedules of Arkla, Inc. and Subsidiaries as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991. We also consent to the reference to our firm under the caption "Experts."

                                          /s/  COOPERS & LYBRAND

Houston, Texas
March 24, 1994